                                                                     Exhibit 5.1

OLSHAN
OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP

                                                               PARK AVENUE TOWER
                                                             65 EAST 55TH STREET
                                                        NEW YORK, NEW YORK 10022
                                                         TELEPHONE: 212.451.2300
                         January 26, 2007                FACSIMILE: 212.451.2222

                                                               WWW.OLSHANLAW.COM

VIA FACSIMILE

Del Global Technologies Corp.
11550 West King Street
Franklin Park, IL 60131

            Re:   Registration Statement On Form S-3
                  ----------------------------------

Ladies and Gentlemen:

      We have acted as counsel to Del Global Technologies Corp., a New York corporation (the "Company"), in connection with the filing of its registration statement on Form S-3 (File No. 333-139281) (the "Registration Statement")
relating to the registration of up to 11,660,524 shares (the "Shares") of the
Company's common stock, par value $0.10 per share (the "Common Stock"), issuable upon exercise of rights (the "Rights") to be distributed to holders of record of the Common Stock as of the record date for the rights offering (the "Rights
Offering"). This opinion letter is being delivered at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the "Securities Act").

      We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of (i) the Registration Statement, (ii)
the prospectus forming a part thereof (the "Prospectus"), (iii) the form of certificate representing the Rights, (iv) the Company's Certificate of
Incorporation and By-laws, each as amended to date, (v) the Company's corporate proceedings, and (vi) such other documents as we have considered appropriate for the purposes of this opinion. We have also reviewed such other matters of law and examined and relied upon such corporate documents, certificates, agreements, instruments and records, as we have deemed necessary for the purpose of expressing an opinion as set forth below. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals or copies, and the conformity of any copies to the originals. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the
Company and others.

      Based upon the foregoing, we are of the opinion that (i) the rights have been duly authorized and, when issued, will be valid and binding obligations of

                                                              NEW JERSEY OFFICE
                                                       2001 ROUTE 46 / SUITE 202
                                                    PARSIPPANY, NEW JERSEY 07054
                                                         TELEPHONE: 973.331.7200
                                                         FACSIMILE: 973.331.7222

January __, 2007

the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (b)
general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (ii) the Shares are duly authorized, and when the Shares are issued upon the exercise of the Rights in accordance with their terms as described in the Registration Statement, the Shares will be duly and validly issued and upon payment of the subscription price of the
Rights, will be fully paid and non-assessable.

      We express no opinion as to any laws other than the laws of the State of
New York and the federal laws of the United States of America.

      We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference made to our firm under the caption
"Legal Matters" in the Prospectus. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

      This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in fact or law that may hereafter occur.

      This opinion is being furnished in connection with the Registration
Statement and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion does not constitute such prior written consent.

                          Very truly yours,

                          /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP

                          OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP